UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2021 (February 25, 2021)

Ceridian HCM Holding Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38467	46-3231686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, MN		55425
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (952) 853-8100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CDAY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2021 Management Incentive Plan

On February 25, 2021, the Compensation Committee of the Board of Directors (the “Board”) of Ceridian HCM Holding Inc. (the “Company”) approved and recommended, and the Board approved the Company’s 2021 Management Incentive Plan (the “2021 MIP”). The 2021 MIP covers the incentive period of January 1, 2021 through December 31, 2021. The 2021 MIP is designed to drive Company results related to key financial metrics and to provide incentive compensation to active eligible employees who play a key role in the Company accomplishing its objectives.

Receipt of performance based, incentive compensation under the 2021 MIP is based on the Company’s achievement of Cloud revenue and adjusted EBITDA margin financial goals for fiscal year 2021. Both the Cloud revenue and adjusted EBITDA margin goals are calculated based on the Company’s operating results, excluding float revenue and adjusted for foreign currency and interest rate impacts and other unique impacts to the adjusted EBITDA margin as may be approved by the Compensation Committee or the Board.

Target incentive compensation amounts are weighted 50% for the Cloud revenue goal and 50% for the adjusted EBITDA margin goal.  Each financial goal has a potential threshold payout of 50%, a target payout of 100%, and a maximum payout of 150%.  No payout under the 2021 MIP will be made unless one of the following conditions are met: (i) Cloud revenue must equal or exceed $795.7 million; or (ii) adjusted EBITDA margin must equal or exceed 12.7%.  The maximum total combined incentive component payout for a participant may not exceed 150% under the 2021 MIP.  Payments for a financial goal achievement between threshold and target and target and maximum will be determined on a straight-line basis.

A participant’s individual incentive target in the 2021 MIP is based on either (i) a fixed dollar amount or (ii) a percentage of the participant’s annual base salary (“Individual MIP Target”).  Under the 2021 MIP, the Individual MIP Target for a participant will be split where 50% of the Individual MIP Target will be in the form of cash and 50% of the Individual MIP Target will be in the form of a performance stock unit (“PSU”) award to be granted under the Ceridian HCM Holding Inc. 2018 Equity Incentive Plan (the “2018 EIP”) and pursuant to the terms of the 2018 EIP and the PSU award agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K (the “PSU Award Agreement”).

Any cash payment under the 2021 MIP will be determined using the participant’s base salary as of December 31, 2021.  The number of PSUs to be granted to a participant in the 2021 MIP is determined using 50% of the participant’s Individual MIP Target in effect on February 25, 2021.  The vesting conditions for the PSU award will be determined based on the Company’s performance against the Cloud revenue and adjusted EBITDA margin goals and will be set forth in the PSU Award Agreement.  Upon vesting of a PSU, a participant will receive shares of common stock of the Company (“Common Stock”).  A PSU will vest upon the later of (i) one year from the date of grant or (ii) the date that the Committee or the Board certifies the attainment of a financial goal under the 2021 MIP.

Target incentive compensation levels under the 2021 MIP for the Company’s named executive officers listed in the Company’s proxy statement, dated March 19, 2020, for the Company’s 2020 annual stockholders meeting (the “NEOs”) and the Company’s current principal financial officer are as follows:  (i) David D. Ossip, our Chair and Chief Executive Officer, is 100% of his base salary; (ii) Leagh E. Turner, President and Chief Operating Officer, is 80% of her base salary; (iii) Christopher R. Armstrong, Executive Vice President, Chief Customer Officer, is 60% of his base salary; (iv) Erik J. Zimmer, Executive Vice President, Head of Mergers & Acquisitions, is 60% of his base salary; and (v) Noemie C. Heuland, Executive Vice President, Chief Financial Officer (principal financial officer), is 60% of her base salary.

Pursuant to the 2021 MIP, the NEOs and Ms. Heuland will be granted PSUs with the following values under the 2018 EIP and pursuant to the terms of the 2018 EIP and the PSU Award Agreement:  (i) Mr. Ossip, $400,000; (ii) Ms. Turner, $262,000; (iii) Mr. Armstrong, $196,500; (iv) Mr. Zimmer, $196,500; and (v) Ms. Heuland, $180,000.  The number of units underlying the PSUs will be determined based upon the dollar value for such individual noted above divided by the closing price of a share of Common Stock on the New York Stock Exchange (“NYSE”) on the date of grant rounded up to the next whole unit.

The foregoing summary of 2021 MIP and the PSU Award Agreement do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the 2021 MIP and PSU Award Agreement, copies of which are attached as Exhibits 10.1 and 10.2, to this Current Report on Form 8-K and incorporated herein by reference.

Compensation Increase

On February 25, 2021, the Compensation Committee of the Board approved and recommended, and the Board approved (i) an increase in the base salary of Mr. Ossip from $700,000 to $800,000 and a change in the short-term incentive from $800,000 at target to 100% of his annual base salary effective as of April 1, 2021, and (ii) an increase in the short-term incentive for Ms. Turner from 60% to 80% of her annual base salary effective as of January 1, 2021.

Item 8.01 Other Events.

Forms of Equity Award Agreements under the Ceridian HCM Holding Inc. 2018 Equity Incentive Plan

On February 25, 2021, the Compensation Committee of the Board approved and recommended, and the Board approved new forms of stock option award, restricted stock unit award, and performance stock unit award agreements under the 2018 EIP.  Copies of the new forms of stock option award agreement, restricted stock unit award agreements, and performance stock unit award agreements are attached as Exhibits 10.2, 10.3, 10.4, 10.5, and 10.6 to this Current Report on Form 8-K and the terms of which are incorporated herein by reference. The new forms of agreements will be effective for grants made on or after February 25, 2021, and reflect certain changes to the existing forms of equity award agreements under the 2018 EIP, including the following: (i) addition of a “responsive trigger” to accelerate vesting of the equity award in the event of a change in control of the Company, whereas if a public acquiror of the Company assumes and converts shares of Common Stock into acquiror stock, the vesting of the equity awards will accelerate upon termination of individual within 12 months of transaction, and if acquiror does not assume and convert shares of Common Stock into acquiror stock, the vesting of the equity awards will accelerate immediately upon the change of control of the Company; (ii) addition of an involuntary termination other than for cause provision, whereas vesting of the equity award would be accelerated to 100% for all tranches scheduled to vest in the 18-month period following an employee’s involuntarily termination from the Company; (iii) addition of a retirement provision, whereas vesting of an equity award would be accelerated to 100% upon retirement for employees at least age 65 with at least 10 years of continuous service; and (iv) stipulating a mandatory sale of a portion of vested equity to cover the amount of tax withholding associated with the vesting of equity.

Grant of Equity Awards to Certain Members of Management

On February 25, 2021, the Compensation Committee of the Board approved the granting of stock option awards, PSU awards, and restricted stock unit (“RSU”) awards under the 2018 EIP with an aggregate value of approximately $81.8 million to be made to certain members of management, key employees and newly hired and promoted employees of the Company.  In addition, on February 25, 2021, the Compensation Committee of the Board recommended, and the Board approved the granting of the following value and equity awards under the 2018 EIP to be made to the NEOs:  (i) Mr. Ossip, $6.75 million stock options and $2.25 million PSUs; (ii) Ms. Turner, $3.93 million stock options and $1.31 million PSUs; (iii) Mr. Armstrong, $1.5 million RSUs and $1.5 million PSUs; and (iv) Mr. Zimmer, $0.65 million RSUs and $0.65 million PSUs.  Pursuant to the terms of her employment agreement, Ms. Heuland will be eligible for long-term incentive equity awards beginning in 2022.

The number of stock options underlying the stock options to be granted under the 2018 EIP pursuant to a stock option award agreement will equal the dollar value of the stock option for an individual divided by the Black Scholes value which will be calculated based on the closing price of a share of the Common Stock on the NYSE on date of grant rounded down to the nearest whole share. The number of units underlying the PSU and RSU awards to be granted under the 2018 EIP pursuant to a PSU award agreement or RSU award agreement will equal the dollar value of the award for an individual divided by the closing price of a share of Common Stock on the NYSE on the date of grant rounded down to the nearest whole unit.  The stock options (i) have an exercise price equal to the closing price of the Company’s common stock on the NYSE on the date of grant, (ii) will vest as to 25% of the stock option award on each of the first four anniversaries of the date of grant, and (iii) have a ten-year term.  The metrics to determine vesting of the PSUs are based 50% on Cloud revenue, excluding float, and 50% on adjusted EBITDA margin, excluding float, with each metric measured independently to determine achievement, and are: (i) for Cloud revenue, 50% of PSUs will vest for achieving $795.7 million (the “Cloud Revenue Threshold”); 100% of PSUs will vest for achieving $816.1 million (the “Cloud Revenue Target”); 150% will vest for achieving $836.5 million (the “Cloud Revenue Maximum”); with intermediate PSU vesting being linearly interpolated, and (ii) for adjusted EBITDA margin, 50% of PSUs will vest for achieving 12.7% (the “Adjusted EBITDA Threshold”); 100% of PSUs will vest for achieving 13.1% (the “Adjusted EBITDA Target”); 150% will vest for achieving 13.5% (the “Adjusted EBITDA Maximum); with intermediate PSU vesting being linearly interpolated (together, the “Performance Goals”). The PSUs will vest upon (i) the Committee or the Board certifying that the Company has achieved at least the Cloud Revenue Threshold or the Adjusted EBITA Margin Threshold, and (ii) upon certification of attainment of the Performance Goals, one-third of the PSUs will vest annually on each of the first three anniversaries of the date of grant.  The RSUs will vest as to one-third of the RSU award on each of the first three anniversaries of the date of grant.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	2021 Management Incentive Plan

10.2	Form of Performance Stock Unit Award Agreement (for awards made after February 25, 2021)

10.3	Form of Stock Option Award Agreement (for awards made after February 25, 2021)

10.4	Form of Restricted Stock Unit Award Agreement (for awards made after February 25, 2021)

10.5	Form of Restricted Stock Unit Award Agreement (for Canadian executive awards made after February 25, 2021)

10.6	Form of Performance Stock Unit Award Agreement (for Canadian executive awards made after February 25, 2021)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERIDIAN HCM HOLDING INC.

By:	/s/ William E. McDonald
Name:	William E. McDonald
Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

Date: February 26, 2021